UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2021

Kadem Sustainable Impact Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40224	86-1306839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Broad Street, 14th Floor New York, NY	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 218-4092

152 West 57th Street, 52nd Floor

New York, NY 10019

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	KSICU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	KSI	The Nasdaq Stock Market LLC
Warrants, exercisable for one share of Class A common stock at an exercise price of $11.50 per share	KSICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Kadem Sustainable Impact Corporation, a Delaware corporation (the “Corporation”), was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”). The Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) provides that, prior to the consummation of the initial Business Combination, the Corporation must provide all holders of shares of the Corporation’s Class A Common Stock included as part of the units sold in the Corporation’s initial public offering (“Offering Shares”) with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, the Charter for cash equal to the applicable redemption price per share determined in accordance with the Charter; provided, however, that the Corporation may not redeem or repurchase Offering Shares to the extent that such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Securities Exchange Act of 1934, as amended (or any successor rule)) in excess of $5 million or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination.

In accordance with Financial Accounting Standards Board Accounting Standards Codification 480, “Distinguishing Liabilities from Equity” (“ASC 480”), redemption provisions not solely within the control of the Corporation require common stock subject to redemption to be classified outside of permanent equity. In the Corporation’s (i) balance sheet as of March 19, 2021 included in the Corporation’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2021 (the “March 19, 2021 Balance Sheet”), (ii) financial statements as of March 31, 2021 and for the three months ended March 31, 2021 included in the Corporation’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021 (as amended) (the “Q1 2021 Financial Statements”), and (iii) financial statements as of June 30, 2021 and for the three and six months ended June 30, 2021 included in the Corporation’s Quarterly Report on Form 10-Q filed with the SEC on August 16, 2021 (the “Q2 2021 Financial Statements” and, together with the March 19, 2021 Balance Sheet and the Q1 2021 Financial Statements, the “Financial Statements”), the Corporation classified a portion of its Class A Common Stock in permanent equity, or total stockholders’ (deficit) equity. Although the Corporation did not specify a maximum redemption threshold, the Charter provision described above does not permit the Company to redeem Offering Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Management has now determined, after consultation with its advisors, and in light of SEC comments recently reported in respect of other special purpose acquisition companies, that the Offering Shares can be redeemed or become redeemable subject to the occurrence of future events considered to be outside the Corporation’s control. Accordingly, the Corporation’s management has concluded that the Corporation should present all redeemable Class A Common Stock as temporary equity and recognize accretion from the initial book value to redemption value at the time of the Corporation’s initial public offering and in accordance with ASC 480.

On November 15, 2021, the Audit Committee of the Board of Directors of the Corporation concluded, after discussion with the Corporation’s management, that the Financial Statements should no longer be relied upon due to changes required to reclassify all of the Corporation’s Class A Common Stock subject to possible redemption in temporary equity. The Corporation plans to reflect this reclassification of the Corporation’s Class A Common Stock subject to possible redemption in its upcoming Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, to be filed with SEC.

In addition, the Corporation’s management has concluded that, as of September 30, 2021, there was a material weakness in the Corporation’s internal control over financial reporting relating to the Corporation’s interpretation and accounting for certain complex features of the Offering Shares.

The Corporation does not expect any of the above changes will have any impact on its cash position or cash held in the trust account.

The Corporation has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, Marcum LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November [18], 2021	KADEM SUSTAINABLE IMPACT CORPORATION

	By:	/s/ Charles Gassenheimer
	Name:	Charles Gassenheimer
	Title:	Chief Executive Officer and Secretary